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                                                                      EXHIBIT 23


                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 33-85662 and File No. 33-90964) of Simpson Manufacturing Co., Inc. of our report dated February 9, 2001, except for Note 15 for which the date is March 9, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/PricewaterhouseCoopers LLP

San Francisco, California
March 29, 2001